                                                               EXHIBIT 10.33 (A)

                             TERMINATION AGREEMENT
                             ---------------------

     THIS TERMINATION AGREEMENT (this "Agreement") is made as of the ____ day of June, 1999, by and among (i) MANUGISTICS, INC. ("Manugistics"), a Delaware corporation with its principal office in Rockville, Maryland; and (ii) WASHINGTONIAN NORTH ASSOCIATES LIMITED PARTNERSHIP ("Washingtonian North"), a Maryland limited partnership, BOSTON PROPERTIES, INC. ("BPI"), a Delaware corporation, and BOSTON PROPERTIES LIMITED PARTNERSHIP ("BPLP"), a Delaware limited partnership, each with its principal office in Boston, Massachusetts (Washingtonian North, BPI and BPLP being referred to herein collectively as "Boston Properties").

                                   RECITALS
                                   --------

     A. BPLP and Manugistics entered into a Memorandum of Agreement dated March 5, 1998 (the "Memorandum"), setting forth the basic terms and conditions governing the ownership, development and leasing of a site known as Washingtonian North, located in the City of Gaithersburg, Maryland, and containing approximately 27.9787 acres of land (together with any improvements thereon and appurtenances thereto, the "Property"). BPLP's interest in the Memorandum was assigned to Washingtonian North pursuant to an Assignment and Assumption of Memorandum of Agreement dated as of March 5, 1998.

     B. Washingtonian North acquired the Property pursuant to that certain Contract of Sale dated February 13, 1998, by and between Washingtonian Associates, L.C., as seller ("Peterson"), and Manugistics, as buyer (as amended, the "Contract"), and a Development Agreement between the same parties, also dated February 13, 1998 (the "Development Agreement"), both as assigned to BPI pursuant to the Memorandum and an Assignment and Assumption of Contract and Development Agreement between Manugistics and BPI dated as of March 5, 1998, as further assigned to BPLP pursuant to an Assignment and Assumption of Contract and Development Agreement dated as of March 5, 1998, and as further assigned to Washingtonian North pursuant to an Assignment and Assumption of Contract and Development Agreement dated as of March 25, 1998.

     C. Pursuant to the Memorandum, the following agreements were entered into: (i) that certain Lease Agreement between Washingtonian North, as landlord, and Manugistics, as tenant, dated as of March 26, 1998 (the "Lease"); (ii) that certain Agreement for the Phased Development of Washingtonian North between Washingtonian North and Manugistics dated as of March 26, 1998 (the "Phased Development Agreement"); (iii) that certain Development Management Services Agreement by and among Himes Associates, Ltd., as development manager ("Himes"), BPLP, as owner's representative, Washingtonian North, as owner, and Manugistics, as tenant, dated as of March 26, 1998 (the "Phase I Development Agreement") ; and (iv) that certain Guaranty made by BPLP to Manugistics dated as of March 26, 1998 (the "Guaranty") (the Memorandum, the Lease, the Phased Development Agreement, the Phase I Development Agreement and the Guaranty being referred to herein collectively as the "Transaction Documents").

     D. Due to a change of circumstances, the parties have agreed not to proceed with the development and leasing of the Property and other transactions contemplated by the Transaction Documents (collectively, the "Transaction") and have agreed to terminate the Transaction Documents and release one another from their respective obligations thereunder on the terms and conditions set forth herein.

     E. Boston Properties has thus far incurred costs and expenses in connection with the Transaction, including interest carry on such costs and expenses, in the approximate aggregate sum of Six Million Dollars ($6,000,000), but, as an accommodation for the purpose of expeditiously resolving the terms upon which the Transaction Documents will be terminated, is willing to accept the lesser sum of Three Million Five Hundred Thousand Dollars ($3,500,000), payable in installments as set forth herein, in full and final satisfaction of Manugistics' responsibilities to Boston Properties in connection with the Transaction, but only on the condition that Manugistics makes all such installment payments as and when due (subject to applicable cure periods as set forth below) and otherwise fully complies with the terms of this Agreement. As used herein, the term "Total Costs" means the sum of Six Million Dollars ($6,000,000).

     F. Recognizing that the termination of the Transaction Documents gives rise to a right of repurchase by Peterson under the Contract, the parties also wish to set forth herein their agreement with regard to the effect that the exercise by Peterson of such repurchase right would have upon the agreements set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth below, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Termination Payments. Manugistics hereby agrees to pay to Boston
         --------------------
Properties the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Settlement Amount"), payable in installments in accordance with the following payment schedule:

               Installment             Due Date
               -----------             --------

               $1,500,000              June 21, 1999
                  250,000              September 30, 1999
                  250,000              December 31, 1999
                  250,000              March 31, 2000
                  312,500              June 30, 2000
                  312,500              September 30, 2000
                  312,500              December 31, 2000
                  312,500              March 31, 2001

Notwithstanding the foregoing, if either (i) Manugistics fails to make the first installment payment due hereunder as and when due (Manugistics hereby expressly waiving any right to any notice, grace or cure period with respect to such payment); or (ii) Manugistics fails to make any other installment payment as and when due and such failure is not cured within fifteen (15) days following the date notice thereof is given to Manugistics by Boston Properties in accordance with the notice provisions hereof (a failure under either of clause (i) or (ii) being referred to herein as an "Event of Default"), then the entire amount of Total Costs, less any and all amounts paid by Manugistics to Boston Properties on account of the Settlement Amount prior to the occurrence of the Event of Default, plus interest accrued on the unpaid balance of the Total Costs from June 1, 1999 to the date of payment at an annual rate (the "Interest Rate") of two (2) percentage points in excess of the Prime Rate of interest from time to time quoted in The Wall Street Journal, shall become immediately due and payable hereunder. The Interest Rate shall be adjusted as of the effective date of each change in the Prime Rate. In addition, following an Event of Default, Manugistics shall be liable to Boston Properties for all costs of collection and other costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Boston Properties in enforcing this Agreement, whether or not suit is filed hereon. No payment made by Manugistics following an Event of Default shall operate to cure any outstanding default, but all such payments shall be applied by Boston Properties, without waiver of its rights, to Manugistics' obligations hereunder.

     2.   Termination.  Effective as of the date hereof, each of the Transaction
          -----------
Documents, other than the Phase I Development Agreement, is hereby terminated, and all rights, obligations and liabilities of the parties thereunder are hereby released and discharged. Concurrently herewith or promptly following the execution hereof, the Phase I Development Agreement is being or shall be terminated and Boston Properties and Manugistics are being or shall be released from their respective obligations thereunder pursuant to a separate Termination Agreement substantially in the form attached hereto as Exhibit A (the "Himes
                                                       ---------
Termination Agreement"). The parties hereto agree to work diligently and in good faith to expeditiously reach agreement with Himes on the final form of and to enter into the Himes Termination Agreement; however, the obligations of the parties under this Agreement are independent of, and not contingent upon, such agreement with Himes.

     3.   Peterson Repurchase Option.
          --------------------------

               (a) As a result of the termination of the Transaction Documents, Boston Properties shall offer Peterson the right to repurchase the Property pursuant to the terms of the repurchase option set forth in Section 34 of the Contract, by giving Peterson a repurchase notice in the form attached hereto as Exhibit B. The Contract provides that if Peterson exercises its repurchase
---------
option, Peterson is to pay to Boston Properties at the closing of the repurchase (the "Closing Date") the sum of (x) Actual Costs (as defined in the Contract); and (z) interest accruing on Actual Costs until the Closing Date, calculated as provided in the Contract ("Interest on Actual Costs"). Among the costs included in Actual Costs are (A) the Purchase Price paid to Peterson pursuant to (and as defined in) the Contract; and (B) the Five Million Five Hundred Thousand Dollar ($5,500,000) payment (the "Overpass Contribution") that was made by Boston Properties pursuant to the Development Agreement as its contribution to the costs of the Interchange Work more particularly described (and defined) in the Development Agreement. The parties hereto agree that if Peterson exercises its repurchase option, then, as between Boston Properties and Manugistics, the sums paid by Peterson shall be applied and credited as follows:

               (i) first, to Boston Properties on account of the Purchase Price and the portion of Interest on Actual Costs representing interest accrued on the Purchase Price;

               (ii) second, to Boston Properties on account of the Overpass Contribution and the portion of Interest on Actual Costs representing interest accrued on the Overpass Contribution;

               (iii) third, to Boston Properties on account of Interest on Actual Costs accruing between June 1, 1999 and the date of payment by Peterson (to the extent not already credited pursuant to clauses (i) or (ii) immediately above);

               (iv) fourth, to Boston Properties and applied to the portion of Total Costs that is in excess of the Settlement Amount;

               (v) fifth, to Boston Properties and applied to reduce the outstanding balance of the Settlement Amount;

               (vi) sixth, to Manugistics to the extent of the aggregate amount of any installment payments made by Manugistics to Boston Properties hereunder; and

               (vii) seventh, any remaining sums shall be the property of Boston Properties.

     Except as expressly stated above, Manugistics shall have no right to receive any portion of the sums paid by Peterson to Boston Properties nor any right to receive any sums that may be paid to Boston Properties in connection with any other sale or other disposition of the Property.

          (b) Boston Properties hereby agrees that if Peterson exercises its repurchase option, Boston Properties will (i) use its reasonable and good faith efforts to collect from Peterson the maximum sum to which Boston Properties is entitled on account of the repurchase pursuant to the terms of the Contract; and
(ii) provide to Manugistics a full and complete accounting of the determination of Actual Costs and the other sums payable by Peterson on account of the repurchase.

     4. Payment of Himes and other Contractors.
        --------------------------------------

          (a) Boston Properties has paid or will pay Himes development management fees for the months of March and April 1999 in the amount of Ten Thousand Dollars ($10,000.00) per month, plus reimbursable expenses of One Hundred Eighty-Four Dollars and Eighty-Three Cents ($184.83), for a total payment of $20,184.83. With respect to the contractors identified on Exhibit C
                                                                     ---------
attached hereto, whose complete and final invoices have not yet been provided, Boston Properties agrees to pay such contractors the outstanding sums due such contractors, as approximately identified on Exhibit C, as and when complete
                                            ---------
invoices and back-up therefor are provided to Boston Properties.

          (b) Boston Properties shall have no responsibility for payment of any further development management fee or other fees or invoices owed or payable to or claimed by Himes or any other contractor. Boston Properties and Manugistics shall be released from all further obligations under the Phase I Development Agreement pursuant to the Himes Termination Agreement. In addition, the parties hereto agree to work diligently and in good faith to expeditiously obtain a release substantially in the form attached hereto as Exhibit D, pursuant to
                                                     ---------
which Boston Properties and Manugistics shall be released from any liability to HOK (the base building architect named in the Phase I Development Agreement); however, the obligations of the parties under this Agreement are independent of, and not contingent upon, obtaining such release from HOK.

     5.   Release by Manugistics.  Except as to obligations arising under this
          ----------------------
Agreement, Manugistics, for itself and its affiliates, officers, directors, employees, shareholders, partners, successors, heirs, assigns, agents, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits each of the entities comprising Boston Properties and each of their respective affiliates, officers, directors, shareholders, employees, partners, successors, heirs, assigns, agents, subcontractors, attorneys, and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, whether known or unknown, based on, arising out of or related to the Transaction Documents and all dealings between Boston Properties and Manugistics relating to the Transaction Documents.

     6.   Release by Boston Properties.  Except as to obligations arising under
          ----------------------------
this Agreement, each of the entities comprising Boston Properties, for itself and each of its affiliates, officers, directors, employees, shareholders, partners, successors, heirs, assigns, agents, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits Manugistics and its affiliates, officers, directors, shareholders, employees, partners, successors, heirs, assigns, agents, subcontractors, attorneys, and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, whether known or unknown, based on, arising out of or related to the Transaction Documents and all dealings between Boston Properties and Manugistics relating to the Transaction Documents.

     7.   Remedies. Manugistics hereby expressly agrees that by execution of
          --------
this Agreement, Manugistics shall have no further rights of any kind in or to the Property and that any claims Manugistics may have arising hereunder shall be enforced solely against Boston Properties and not against the Property. Manugistics and Boston Properties each agrees that under no circumstances (including in the event of a breach hereof) will it seek to rescind this Agreement or otherwise attempt to reinstate the Transaction Documents.

     8.   Notices. All notices or other communications required hereunder shall
          -------
be in writing and shall be delivered in person (with receipt therefor), or sent by certified mail, return receipt requested, postage prepaid, or by facsimile transmission, to the following addresses or facsimile numbers:

               (i)  if to Boston Properties, at:


                    Boston Properties, Inc.
                    500 E Street, SW
                    Washington, DC  20024
                    Attn: E. Mitchell Norville, Senior Vice President facsimile no. 202-488-8644 (verify no. 202-646-7600);

               with copies to:

                    Boston Properties, Inc.
                    500 E Street, SW
                    Washington, DC  20024
                    Attn: Regional General Counsel
                    facsimile no. 202-554-4167 (verify no. 202-646-7600);

                    and

                    Boston Properties, Inc.
                    8 Arlington Street
                    Boston, Massachusetts 02116
                    Attn: General Counsel
                    facsimile no. 617-536-4233 (verify no. 617-859-2600);

                    and

                    Shaw Pittman
                    2300 N Street, NW
                    Washington, DC  20037
                    Attn: Sheldon J. Weisel, Esq.
                    facsimile no. 202-663-8007 (verify no. 202-663-8096);

               (ii) if to Manugistics, at:

                    Manugistics, Inc.
                    2115 East Jefferson Street
                    Rockville, Maryland  20852
                    Attn: Director of Operations
                    facsimile no. 301-984-5405 (verify no. 301-984-5000);

               with copies to:

                    Manugistics, Inc.

                    2115 East Jefferson Street
                    Rockville, Maryland  20852
                    Attn: General Counsel
                    facsimile no. 301-984-5144 (verify no. 301-984-5000);

                    and

                    Manugistics, Inc.
                    2115 East Jefferson Street
                    Rockville, Maryland  20852
                    Attn: Chief Financial Officer
                    facsimile no. 301-984-5223 (verify no. 301-984-5000);

                    and

                    Arter & Hadden LLP
                    1801 K Street, NW
                    Suite 400K
                    Washington, DC  20006
                    Attn: Philip M. Horowitz, Esq.
                    facsimile no. 202-857-0172 (verify no. 202-775-7988).


Either party may change its address for the giving of notices by notice given in accordance with this Section. Notices given by any means other than by facsimile shall be deemed given or received on the date actually received or, if refused, on the date delivery was attempted and refused. Notices given by facsimile shall be deemed given or received when confirmation of complete receipt is obtained by the transmitting party during normal business hours or, if not confirmed during normal business hours, on the next business day.

     9.   Confidentiality.  The parties agree to keep the economic terms of this
          ---------------
Agreement strictly confidential and shall not disclose the same to any person or entity except (1) as required by court order; (2) as necessary to enforce any term of this Agreement; (3) as required to obtain tax, accounting, legal, or regulatory advice or financing; or (4) as may be necessary or appropriate (including by issuance of a press release) to comply with applicable laws, including, without limitation, SEC and other governmental regulatory, disclosure, tax and reporting requirements.

     10.  Miscellaneous.
          -------------

             a. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Maryland, without regard to its conflict of law provisions, and shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective officers, directors, shareholders, affiliates, agents, employees, heirs, successors and assigns.

             b. Any dispute involving or alleging a breach of this Agreement shall be brought only in a state or federal court of competent jurisdiction in Maryland. Each party hereto hereby consents, and waives any objection to, personal jurisdiction and venue in the state and federal courts of Maryland. If for any reason the state and federal courts of Maryland decline to exercise jurisdiction or hear any such dispute, then the dispute may be brought in any other court of competent jurisdiction.

             c. This Agreement and the Exhibits referred to herein contain the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. There are no other agreements or understandings between the parties with respect to, and there have not been any contrary or additional representations (express or implied) between the parties concerning, the subject matter herein. No party shall be bound by any terms, covenants, conditions or representations not expressly contained herein in writing, all of which are agreed to be immaterial and none of which was relied upon by any party entering into this Agreement.

             d. This Agreement may be amended or modified only by a written instrument duly executed by each of the parties hereto.

             e. Each party acknowledges that the terms of this Agreement shall survive the execution of the general releases set forth herein.

             f. This Agreement is a negotiated document prepared by one party as a matter of convenience and, in the event of any dispute between the parties, the parties agree that it shall not be construed against or in favor of any party solely as a consequence of such party's preparation, or lack of preparation, of this Agreement.

             g. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, together, shall constitute the same document.

             h. Each of the parties hereto represents, warrants and agrees that such party shall execute such instruments and perform such further acts as shall be reasonably necessary to carry out the terms of this Agreement.

             i. Each of the persons executing this Agreement on behalf of a corporation hereby personally warrants and represents that he has been fully authorized and empowered to execute this Agreement on behalf of such corporation.

             j. All of the parties to this Agreement represent that they have read it, understand its terms and conditions, have consulted with legal counsel regarding this Agreement, and voluntarily sign it after conferring with their legal counsel.

             k. If any provision of this Agreement is held invalid by a court of competent jurisdiction, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect as if the Agreement had been entered into with the restated provision.

             l.  Time is of the essence hereof.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement under seal as of the date first above written.



                                 MANUGISTICS, INC.,
                                 a Delaware corporation

                                 By: /s/ Peter Q Repetti
                                    ----------------------------

                                 Name:  PETER Q REPETTI
                                      --------------------------

                                 Title: SVP. CFO
                                       -------------------------
                                                          (Seal)

                                 BOSTON PROPERTIES, INC.,
                                 a Delaware corporation

                                 By: /s/ Raymond A. Ritchey
                                    ----------------------------

                                 Name:  Raymond A. Ritchey
                                      --------------------------
                                 Title: Executive Vice President
                                       -------------------------
                                                          (Seal)


                                 WASHINGTONIAN NORTH ASSOCIATES
                                 LIMITED PARTNERSHIP

                                 By:  Boston Properties LLC, a Delaware
                                      limited liability company, its General
                                      Partner

                                      By: Boston Properties Limited
                                          Partnership, a Delaware limited
                                          partnership, its Managing Member

                                          By:  Boston Properties, Inc., a
                                               Delaware corporation, its
                                               General Partner

                                               By: /s/ Raymond A. Ritchey
                                                  -------------------------

                                               Name:  Raymond A. Ritchey
                                                    -----------------------
                                               Title: Executive Vice President
                                                     -------------------------
                                                                        (Seal)

                                     BOSTON PROPERTIES LIMITED
                                     PARTNERSHIP, a Delaware limited
                                     partnership

                                     By: Boston Properties, Inc., a Delaware
                                         corporation, its General Partner


                                         By: /s/ Raymond A. Ritchey
                                            ----------------------------

                                         Name:  Raymond A. Ritchey
                                              --------------------------

                                         Title: Executive  Vice President
                                               ---------------------------
                                                                    (Seal)

EXHIBITS:

EXHIBIT A  - Form of Himes Termination Agreement
---------

EXHIBIT B  - Form of Repurchase Option Notice
---------

EXHIBIT C  - Schedule of Contractors
---------

EXHIBIT D  - Form of HOK Release
---------

                                   EXHIBIT A
                                   ---------

                      Form of Himes Termination Agreement
                      -----------------------------------
                                                               Himes Termination

                                                       SHAW PITTMAN 6-8-99 DRAFT


                             TERMINATION AGREEMENT
                             ----------------------

     THIS TERMINATION AGREEMENT (this "Agreement") is made as of the ____ day of June, 1999, by and among MANUGISTICS, INC. ("Manugistics"), a Delaware corporation with its principal office in Rockville, Maryland; WASHINGTONIAN NORTH ASSOCIATES LIMITED PARTNERSHIP ("Washingtonian North"), a Maryland limited partnership with its principal office in Boston, Massachusetts; BOSTON PROPERTIES LIMITED PARTNERSHIP ("BPLP"), a Delaware limited partnership with its principal office in Boston, Massachusetts (Washingtonian North and BPLP being referred to herein collectively as "Boston Properties"); and HIMES ASSOCIATES, LTD., a Virginia corporation with its principal office in Fairfax, Virginia ("Himes").

                                   RECITALS
                                   --------

     A. Washingtonian North is the owner of a development parcel known as Washingtonian North, located in the City of Gaithersburg, Maryland, and containing approximately 27.9787 acres of land (the "Property"), which was to be developed and leased to Manugistics pursuant to the following agreements: (i) that certain Lease Agreement between Washingtonian North, as landlord, and Manugistics, as tenant, dated as of March 26, 1998 (the "Lease"); (ii) that certain Agreement for the Phased Development of Washingtonian North between Washingtonian North and Manugistics dated as of March 26, 1998 (the "Phased Development Agreement"); and (iii) that certain Development Management Services Agreement by and among Himes, as development manager, BPLP, as owner's representative, Washingtonian North, as owner, and Manugistics, as tenant, dated as of March 26, 1998 (the "Phase I Development Agreement").

     B. Due to a change of circumstances, Manugistics and Boston Properties have agreed not to proceed with the development and leasing of the Property and other transactions contemplated by the aforesaid agreements (collectively, the "Transaction") and, pursuant to a separate Termination Agreement dated as of June __, 1999 (the "BP/Manugistics Termination Agreement"), are terminating the Lease, the Phased Development Agreement and certain other agreements entered into in connection therewith (collectively, together with the Phase I Development Agreement, the "Transaction Documents").

     C. Concurrently herewith, Himes and Manugistics are entering into a post-termination agreement (the "Himes/Manugistics Agreement") setting forth the rights and responsibilities of those two parties with respect to certain matters arising out of the Phase I Development Agreement being terminated hereby.

     D. The parties hereto, being all of the parties to the Phase I Development Agreement, wish to terminate the Phase I Development Agreement and release one another from their respective obligations thereunder on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth below, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Termination.  Effective as of the date hereof, the Phase I Development
        -----------
Agreement is hereby terminated, and all rights, obligations and liabilities of the parties thereunder are hereby released and discharged. As a result thereof, effective as of the date hereof, no terms, provisions or agreements contained in the Phase I Development Agreement, including, but not limited to, any provisions regarding the survival of any terms thereof or any provisions regarding rights and obligations upon termination, shall be of any further force or effect, and all such terms, provisions and agreements are hereby rendered null and void. Further, following the date hereof, Himes shall have no further responsibilities for maintenance of insurance, stabilization of the site or otherwise advancing development of the Property from its current state.

     2. Payment of Himes and other Contractors.  Upon the execution hereof,
        --------------------------------------
Boston Properties will pay Himes development management fees for the months of March and April 1999 in the amount of Ten Thousand Dollars ($10,000.00) per month, together with an expense reimbursement of One Hundred Eighty-Four Dollars and Eighty-Three Cents ($184.83), for a total payment of $20,184.83, in full and final payment of all sums due Himes under the Phase I Development Agreement. Boston Properties hereby acknowledges and agrees that it has paid or will in due course pay the sums due contractors pursuant to those certain Applications for Payment numbered 8, 9 and 10 that have previously been submitted to Boston Properties by Himes. With respect to the contractors identified on Exhibit A
                                                                    ---------
attached hereto, whose complete and final invoices have not yet been provided, Boston Properties agrees to pay such contractors the outstanding sums due such contractors, as approximately identified on Exhibit A, as and when complete
                                            ---------
invoices and back-up therefor are provided to Boston Properties. In addition, Boston Properties agrees to replace the three (3) bonds that have been posted by Hensel Phelps Construction Co. pursuant to its agreement with Himes. Boston Properties shall have no responsibility for payment of any further development management fee or other fees or invoices owed or payable to or claimed by Himes or any other contractor claiming by, through or under Himes.

     3. Release and Indemnification by Himes.
        ------------------------------------

     (a) Except as to obligations of Manugistics arising under the Himes/Manugistics Agreement and obligations arising hereunder, Himes, for itself and its affiliates, officers, directors, employees, shareholders, partners, successors, heirs, assigns, agents, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits Manugistics and each of the entities comprising Boston Properties and each of their respective affiliates, officers, directors, shareholders, employees, partners, successors, heirs, assigns, agents, subcontractors, attorneys, and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, whether known or unknown, based on, arising out of or related to the Phase I Development Agreement or any of the other Transaction Documents or the dealings between or among Boston Properties, Manugistics and/or Himes relating to any of such agreements.

     (b) Himes hereby agrees to indemnify and hold harmless Manugistics and each of the entities comprising Boston Properties and each of their respective affiliates, officers, directors, shareholders, employees, partners, successors, heirs, assigns, agents, subcontractors, attorneys and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, whether known or unknown, asserted or claimed by contractors or other persons or entities engaged by Himes or otherwise claiming by, through or under a written or oral agreement or understanding with Himes and based on, arising out of or related to the development of the Property, including, but not limited to, claims for services or materials provided in connection therewith, but excluding the specific claims for which Boston Properties has agreed to be responsible pursuant to the terms of Paragraph 2 above and the obligations of Manugistics pursuant to the Himes/Manugistics Agreement.

     4.   Release by Manugistics.
          ----------------------

          (a) Except as to obligations of Himes arising under the Himes/Manugistics Agreement and obligations arising hereunder, Manugistics, for itself and its affiliates, officers, directors, employees, shareholders, partners, successors, heirs, assigns, agents, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits Himes and its affiliates, officers, directors, shareholders, employees, partners, successors, heirs, assigns, agents, subcontractors, attorneys, and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, whether known or unknown, based on, arising out of or related to the Phase I Development Agreement or any of the other Transaction Documents or the dealings between or among Boston Properties, Manugistics and/or Himes relating to any of such agreements.

          (b) Manugistics hereby agrees to indemnify and hold harmless Himes and its affiliates, officers, directors, shareholders, employees, partners, successors, heirs, assigns, agents, subcontractors, attorneys and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, whether known or unknown, asserted or claimed by contractors or other persons or entities engaged by Manugistics or otherwise claiming by, through or under a written or oral agreement or understanding with Manugistics and based on, arising out of or related to the development of the Property, including, but not limited to, claims for services or materials provided in connection therewith.

     5.   Release by Boston Properties.
          ----------------------------

     (a) Except as to obligations arising hereunder, each of the entities comprising Boston Properties, for itself and its affiliates, officers, directors, employees, shareholders, partners, successors, heirs, assigns, agents, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits Himes and its affiliates, officers, directors, shareholders, employees, partners, successors, heirs, assigns, agents, subcontractors, attorneys, and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, whether known or unknown, based on, arising out of or related to the Phase I Development Agreement or any of the other Transaction Documents or the dealings between or among Boston Properties, Manugistics and/or Himes relating to any of such Agreements.

     (b) Boston Properties hereby agrees to indemnify and hold harmless Himes and its affiliates, officers, directors, shareholders, employees, partners, successors, heirs, assigns, agents, subcontractors, attorneys and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, whether known or unknown, asserted or claimed by contractors or other persons or entities engaged by Boston Properties or otherwise claiming by, through or under a written or oral agreement or understanding with Boston Properties and based on, arising out of or related to the development of the Property, including, but not limited to, claims for services or materials provided in connection therewith.

     6.   Miscellaneous.
          -------------

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the state of Maryland, without regard to its conflict of law provisions, and shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective officers, directors, shareholders, affiliates, agents, employees, heirs, successors and assigns.

     (b) Any dispute involving or alleging a breach of this Agreement shall be brought only in a state or federal court of competent jurisdiction in Maryland. Each party hereto hereby consents, and waives any objection to, personal jurisdiction and venue in the state and federal courts of Maryland. If for any reason the state and federal courts of Maryland decline to exercise jurisdiction or hear any such dispute, then the dispute may be brought in any other court of competent jurisdiction.

     (c) This Agreement and the Exhibit referred to herein contain the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. There are no other agreements or understandings between the parties with respect to, and there have not been any contrary or additional representations (express or implied) between the parties concerning, the subject matter herein. No party shall be bound by any terms, covenants, conditions or representations not expressly contained herein in writing, all of which are agreed to be immaterial and none of which was relied upon by any party entering into this Agreement.

     (d) This Agreement may be amended or modified only by a written instrument duly executed by each of the parties hereto.

     (e) Each party acknowledges that the terms of this Agreement shall survive the execution of the general releases set forth herein.

     (f) This Agreement is a negotiated document prepared by one party as a matter of convenience and, in the event of any dispute between the parties, the parties agree that it shall not be construed against or in favor of any party solely as a consequence of such party's preparation, or lack of preparation, of this Agreement.

     (g) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, together, shall constitute the same document.

     (h) Each of the parties hereto represents, warrants and agrees that such party shall execute such instruments and perform such further acts as shall be reasonably necessary to carry out the terms of this Agreement.

     (i) Each of the persons executing this Agreement on behalf of a corporation hereby personally warrants and represents that he has been fully authorized and empowered to execute this Agreement on behalf of such corporation.

     (j) All of the parties to this Agreement represent that they have read it, understand its terms and conditions, have consulted with legal counsel regarding this Agreement, and voluntarily sign it after conferring with their legal counsel.

     (k) If any provision of this Agreement is held invalid by a court of competent jurisdiction, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect as if the Agreement had been entered into with the restated provision.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement under seal as of the date first above written.



                                 MANUGISTICS, INC.,
                                 a Delaware corporation

                                 By: ______________________________

                                 Name:  ___________________________

                                 Title:  __________________________
                                                             (Seal)


                                 WASHINGTONIAN NORTH ASSOCIATES
                                 LIMITED PARTNERSHIP

                                 By:  Boston Properties LLC, a Delaware
                                      limited liability company, its General
                                      Partner

                                      By: Boston Properties Limited
                                          Partnership, a Delaware limited
                                          partnership, its Managing Member

                                          By:  Boston Properties, Inc., a
                                               Delaware corporation, its
                                               General Partner

                                               By:  ____________________

                                               Name:  __________________

                                               Title:  _________________
                                                                  (Seal)


                      [Signatures Continue on Next Page]

                                        BOSTON PROPERTIES LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

                                        By: Boston Properties, Inc., a Delaware
                                            corporation, its General Partner


                                            By:  ____________________________

                                            Name:  __________________________

                                            Title:  _________________________
                                                                       (Seal)

                                        HIMES ASSOCIATES, LTD.,
                                        a Virginia corporation

                                        By:  _____________________________

                                        Name:  ___________________________

                                        Title:  __________________________
                                                                    (Seal)


EXHIBITS:

EXHIBIT A  -  Schedule of Contractors
---------

                                   EXHIBIT A
                                   ---------

                            Schedule of Contractors
                            -----------------------

Contractor's Name                  Approximate Amount Due
-----------------                  ----------------------

Hensel Phelps Construction Co.     $29,959.61

R.G. Vanderweil Engineers          $ 7,460.00

Loiderman & Associates, Inc.       $ 5,000.00

                                   EXHIBIT B
                                   ---------

                       Form of Repurchase Option Notice
                       --------------------------------

____________, 1999


Via Federal Express
-------------------

Washingtonian Associates L.C.
12500 Fair Lakes Circle
Suite 400
Fairfax, VA 22033
Attention: Nancy Zabriskie McGrath, Esq.

Re: Repurchase Notice - 27.9787 acre parcel of land (the "Property") known as Washingtonian North, located in Gaithersburg, MD and conveyed pursuant to that certain Contract of Sale dated February 13, 1998, by and between Washingtonian Associates L.C., as Seller, and Manugistics, Inc. ("Manugistics"), as Buyer, as assigned to Boston Properties, Inc., as further assigned to Boston Properties Limited Partnership, and as further assigned to Washingtonian North Associates Limited Partnership (as amended and assigned, the "Contract")

Ladies and Gentlemen:

     This is to notify you that the undersigned, Washingtonian North Associates Limited Partnership ("Owner"), has terminated its agreements with Manugistics for the development and leasing of the referenced Property for use as Manugistics' headquarters facility. As a result, Owner desires to use the Property for a use that is not "Buyer's Intended Use", as such term is defined in Section 34 of the Contract, thus entitling you to repurchase the Property in accordance with the terms of such Section 34. This notice constitutes the Repurchase Notice required pursuant to Section 34 of the Contract.

     The repurchase price, should you elect to exercise your right to repurchase, shall be $_________________, representing the sum of Actual Costs (as defined in the Contract) and interest thereon (calculated as specified in the Contract), as more particularly detailed in Schedule A attached hereto.
                                                ----------
Section 34 of the Contract requires that, if you wish to exercise your repurchase right, you are to notify the undersigned of such intent, in writing, within thirty (30) days from your receipt of this notice, with settlement to take place within sixty (60) days after such exercise of the repurchase right.

     If you have any questions concerning this matter, please call _________________ at 202-646-7600.

                              Sincerely,


                              WASHINGTONIAN NORTH ASSOCIATES
                              LIMITED PARTNERSHIP

                              By: Boston Properties LLC, a Delaware limited liability company, its General Partner

                                   By:  Boston Properties Limited
                                        Partnership, a Delaware limited
                                        partnership, its Managing Member

                                        By:  Boston Properties, Inc., a
                                             Delaware corporation, its
                                             General Partner

                                             By: ___________________
                                             Name:__________________
                                             Title:_________________
                                                              (Seal)

Attachment:

Schedule A - Calculation of Repurchase Price
----------

cc:  William J. Durkin, Jr., Esq. - via Federal Express
     1101 23rd Street, NW
     Washington, DC 20037

                                   EXHIBIT C
                                   ---------

                            Schedule of Contractors
                            -----------------------

Contractor's Name                 Approximate Amount Due
-----------------                 ----------------------

Hensel Phelps Construction Co.    $29,959.61

R.G. Vanderweil Engineers         $ 7,460.00

Loiderman & Associates, Inc.      $ 5,000.00

                                   EXHIBIT D
                                   ---------

                              Form of HOK Release
                              -------------------

                                    RELEASE
                                    -------

     THIS RELEASE (this "Release") is made as of the ____ day of _________, 1999, by HOK, a __________________ with its principal offices in ____________________________ ("HOK"), to and for the benefit of the following (collectively, the "Released Parties"): MANUGISTICS, INC. ("Manugistics"), a Delaware corporation with its principal office in Rockville, Maryland; WASHINGTONIAN NORTH ASSOCIATES LIMITED PARTNERSHIP ("Washingtonian North"), a Maryland limited partnership with its principal office in Boston, Massachusetts; BOSTON PROPERTIES LIMITED PARTNERSHIP ("BPLP"), a Delaware limited partnership with its principal office in Boston, Massachusetts (Washingtonian North and BPLP being referred to herein collectively as "Boston Properties"); and HIMES ASSOCIATES, LTD., a Virginia corporation with its principal office in Fairfax, Virginia ("Himes").

                                   RECITALS
                                   --------

     A. Washingtonian North is the owner of a development parcel known as Washingtonian North, located in the City of Gaithersburg, Maryland, and containing approximately 27.9787 acres of land (the "Property"), which was to be developed and leased to Manugistics pursuant to the following agreements: (i) that certain Lease Agreement between Washingtonian North, as landlord, and Manugistics, as tenant, dated as of March 26, 1998 (the "Lease"); (ii) that certain Agreement for the Phased Development of Washingtonian North between Washingtonian North and Manugistics dated as of March 26, 1998 (the "Phased Development Agreement"); and (iii) that certain Development Management Services Agreement by and among Himes, as development manager, BPLP, as owner's representative, Washingtonian North, as owner, and Manugistics, as tenant, dated as of March 26, 1998 (the "Phase I Development Agreement").

     B. Due to a change of circumstances, Manugistics and Boston Properties have agreed not to proceed with the development and leasing of the Property and other transactions contemplated by the aforesaid agreements (collectively, the "Transaction") and, pursuant to termination agreements dated on or about the date hereof, are terminating the aforesaid agreements.

     C. In connection with the foregoing, any and all agreements or understandings, written or oral, between HOK and Himes and/or any of the other Released Parties relating to the development of the Property have been terminated, and HOK wishes to confirm the same and release the Released Parties from any and all liability in connection therewith, as hereinafter provided.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned,

HOK, hereby acknowledges and agrees that any and all agreements or understandings, written or oral, between HOK and Himes and/or any of the other Released Parties relating to the development of the Property have been terminated, HOK has been paid all sums due in connection therewith, and any and all rights, obligations and liabilities of the parties thereunder have been released and discharged. Further, HOK, for itself and its affiliates, officers, directors, employees, shareholders, partners, successors, heirs, assigns, agents, subcontractors, subconsultants, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits Himes, Manugistics, each of the entities comprising Boston Properties and each of their respective affiliates, officers, directors, shareholders, employees, partners, successors, heirs, assigns, agents, subcontractors, attorneys, and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, whether known or unknown, based on, arising out of or related to the development of the Property, any agreements or understandings, written or oral, between HOK and Himes and/or any of the other Released Parties relating thereto or the dealings between or among HOK, Himes and/or any of the other Released Parties relating thereto.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release under seal as of the date first above written.



                                 HOK, a ___________________________

                                 By: ______________________________

                                 Name:_____________________________

                                 Title: ___________________________
                                                            (Seal)

                                      2